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                                                                    EXHIBIT 10.2


                SEPARATION OF EMPLOYMENT AND CONSULTING AGREEMENT

         THIS SEPARATION OF EMPLOYMENT AND CONSULTING AGREEMENT ("Agreement") is made and entered into as of May 14, 2001, to be effective as of the later of the Effective Date or the Separation Date (as those terms are hereinafter defined), by and between INTERNET PICTURES CORPORATION, a Delaware corporation ("Company") and JAMES M. PHILLIPS ("Phillips").

                                    RECITALS

         WHEREAS, Phillips and the Company executed an "Executive Employment Agreement" dated as of January 24, 1997 ("Employment Agreement"), pursuant to which Phillips has served as the Company's chief executive officer and a member of its board of directors; and

         WHEREAS, the parties have subsequently entered into various written amendments to such Employment Agreement, including an amendment extending its term through December 31, 2004; and

         WHEREAS, Phillips' Employment Agreement, and the amendments thereto, contemplate the payment of severance and other benefits to Phillips in the event his employment terminates before December 31, 2004; and

         WHEREAS, Phillips and the Company have mutually agreed to terminate their employment relationship pursuant to the terms hereof; and

         WHEREAS, in consideration of Phillips' agreement to terminate the Employment Agreement, and his employment and benefits thereunder, the Company intends to provide the severance and other benefits provided herein to Phillips as a result of his termination, and the parties agree that Phillips shall be retained for a period of time in the capacity of a consultant to assist with strategic matters as well as the transition of his functions; and

         WHEREAS, the Company believes that the terms of Phillips' separation from employment and consulting agreement set forth herein are in the best interests of the Company and its shareholders;

         NOW, THEREFORE, in consideration of the mutual promises and understandings set forth herein, the parties agree as follows:

                                    AGREEMENT

         1. DATE OF TERMINATION FROM EMPLOYMENT. Contingent upon, and subject to, the occurrence of the Second closing, hereinafter defined, Phillips shall resign his employment with the Company, and shall resign his position as an officer and a member of the board of directors of the Company and each of its subsidiaries, effective as of the occurrence of the Second Closing (being the date, as defined in that certain Securities Purchase Agreement of even date between the Company and Image Investor Portfolio, a separate series of the



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Memphis Angels, LLC (the "Purchase Agreement") on which the Second Disbursement
(as defined in the Purchase Agreement) of approximately $7,000,000 occurs) ("Separation Date").

         2. ACCRUED SALARY AND VACATION. On the Separation Date, the Company shall pay Phillips all accrued salary through the Separation Date, and shall pay him for all accrued and unused vacation time earned through the Separation Date, subject to standard payroll deductions and withholdings. Phillips shall not be entitled to any unpaid bonus with respect to his period of employment prior to the Separation Date or in respect of his services as a consultant during the Consulting Period.

         3. CONSULTING AGREEMENT. Phillips agrees to serve as a consultant to the Company under the terms specified below. This consulting relationship shall commence on the Separation Date and shall continue until December 31, 2001, unless terminated earlier as specified below ("Consulting Period").

                  (a) CONSULTING SERVICES. During the Consulting Period, as a consultant to the Company, Phillips shall have a title of Chairman Emeritus, Founder. In that capacity, Phillips' duties shall include, but not be limited to, assisting the Company with its relationships with potential financial investors, providing strategic planning assistance, developing outside strategic partners, assisting in the development of the Company's entertainment division, providing management transition, and any other similar consulting services as reasonably requested by the Company's board of directors. During the Consulting Period, Phillips shall report directly to the Company's board of directors, and shall be entitled to retain the use of his present office and secretarial assistant. In connection with the performance of the consulting services hereunder, Phillips agrees to utilize his expertise and creative talents in performing his services hereunder in a manner reasonably believed by Phillips to be in the interests of the Company. Phillips agrees to make himself generally available to perform such consulting services throughout the Consulting Period, but shall not be required to provide such services on a full-time basis. The performance of his services hereunder shall not require extended absences from home or to relocation to an office outside of the Knoxville, Tennessee metropolitan area. Phillips shall not be prohibited from accepting other employment, or providing services to other organizations, during the Consulting Period subject to compliance with his non-compete restrictions herein and the other provisions of this Agreement. Phillips shall promptly notify the Company of any such relationship and agrees to provide information to the Company concerning the business and scope of services.

                  (b) CONSULTING FEES AND BENEFITS.

                           (i) CONSULTING FEES. During the Consulting Period,
Phillips shall receive a consulting fee of $35,416.66 per month ("Consulting Fee"), payable semi-monthly (and adjusted on a pro rata basis for any month that Phillips consults less than a full month).

                           (ii) INDEPENDENT CONTRACTOR RELATIONSHIP. During the
Consulting Period, Phillips' relationship with the Company will be that of an independent contractor and nothing in this Agreement is intended, or shall be construed, to create a partnership, joint venture, employer-employee or other relationship other than that of independent parties. Phillips is not the agent of the Company and is not authorized to make, or enter into, any contract or



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commitment on behalf of, or binding upon, the Company except as approved by the
Board. Phillips will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits, except as provided herein.

                           (iii) TAXES AND WITHHOLDING. As a consultant, the
Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions. The Company will issue Phillips an IRS Form 1099 with respect to such Consulting Fees. Phillips shall be responsible for all income/withholding and other taxes (including one-half (1/2) of self-employment taxes) payable by Phillips in accordance with applicable law on all payments or benefits paid or provided to Phillips under this Agreement, and the Consulting Fees paid hereunder. The Company agrees to reimburse Phillips for one-half (1/2) of the amount of self employment tax payable with respect to the Consulting Fees hereunder (taking into accounting social security taxes paid or withheld by the Company during his employment period prior to the Separation
Date).

                           (iv) COUNTRY CLUB MEMBERSHIPS. Phillips' existing
country club memberships (Fox Den Country Club and Club Le Conte) monthly dues (approximately $400 per month) will continue to be paid by the Company through the Consulting Period. The Company agrees to transfer or release to Phillips any rights to club membership, if the membership is in Phillips' name currently, if such a transfer can be effectuated at no cost to the Company, and if club rules relating to transfer of memberships so permit. There is no requirement on the Company's part to transfer or release a corporate membership. After the Consulting Period, the payment of all monthly dues related to such clubs shall be Phillips' sole responsibility.

                           (v) SECRETARIAL SUPPORT. Michelle Wood will be
retained as Phillips' secretarial assistant through the Consulting Period, and remain an employee of the Company at her current annual salary. In Phillips' discretion, Wood will be eligible for a bonus potential for up to 10% of her equivalent annual salary, consistent with prior practice.

                           (vi) OTHER BENEFITS. Phillips shall be provided
similar travel, lodging, office, car allowance, and wireless communications arrangements as were provided to Phillips as Chairman/CEO of the Company prior to the date hereof, to be paid or advanced by the Company consistent with past practice. Phillips shall not incur travel and lodging expenses except incident to travel as requested or approved by the Board, or member thereof designated by the Board, and shall comply with all travel and expense reporting policies of the Company.

                  (c) TERMINATION OF CONSULTING RELATIONSHIP. The Consulting Period, and Phillips' consulting services hereunder, are terminable either (i) on the date following sixty (60) days written notice of termination, which may be given at any time by the Company to Phillips for any reason, or (ii) on the date following twenty (20) days written notice of termination, which may be given at any time by Phillips to the Company. Except as otherwise provided herein, upon the termination of Phillips' consulting relationship, the Company shall have no further financial obligation to him for the payment of Consulting Fees, club dues, or any other benefits noted herein related to his service as a consultant.



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         4. SEVERANCE PAYMENTS. The Company shall pay Phillips, as further consideration for this Agreement and the termination of his Employment Agreement, and his rights and benefits thereunder, and severance in connection with his termination from employment, the sum of one million three hundred thousand dollars ($1,300,000), subject to standard payroll deductions and withholdings (the "Severance Payment").

                  (a) PAYMENT SCHEDULE. The Severance Payment will be paid as follows: (i) $200,000 upon the Separation Date, (ii) $200,000 on September 1, 2001, (iii) $200,000 on or before January 1, 2002, (iv) $200,000 on or before June 1, 2002, (v) $200,000 on or before January 1, 2003, (vi) $200,000 on or before June 1, 2003, and (vii) $100,000 on or before September 1, 2003. These payments shall not be subject to any contingencies.

                  (b) LETTERS OF CREDIT. To guarantee the timely payment of the September 1, 2001 and January 1, 2002 installments of the Severance Payment, on the Separation Date the Company will (i) provide to Phillips an irrevocable bank letter of credit ("LOC") for $400,000 in his favor, or (ii) escrow $400,000 with an escrow agent chosen by Phillips. To guarantee the timely payment of the June 1, 2002, and January 1, 2003 installments of the Severance Payment, on or before September 1, 2001, the Company will provide to Phillips a second LOC in the amount of $400,000 in Phillips' favor. The LOC instructions, or escrow instructions, if applicable, shall provide that, upon written notice by Phillips to the issuing bank or escrow agent, as applicable, with copies to the Company, that any installment of the Severance Payment covered by such LOC or escrow, as applicable, has not been timely paid, the issuing bank or escrow agent, as applicable, shall at the earliest possible time after receipt of such notice pay to Phillips the amount of the installment not paid when due (net of 28% federal income tax and 7.65% combined social security (OASDI/medicare) withholdings (reduced to 1.45% medicare withholdings upon receipt of certification from Phillips that his earned income for the applicable tax year has exceeded the OASDI wage base) required under applicable law, which instructions shall further provide that the escrow agent, in the case of funds held in escrow, shall remit the amount of such withholdings to the Company concurrent with remittance to Phillips of the amounts due to him). The instructions shall not provide any discretion to question or fail to honor notice on the part of the issuing bank or escrow agent, and the issuing bank or escrow agent, as applicable, shall not assume or be subject to any liability to the Company by complying the such instructions. Phillips agrees to give timely notice to the Company and the issuing bank or escrow agent, as applicable, after his earned income for any tax year in which the above payments are secured by the LOC or escrow, as applicable, has exceeded the applicable OASDI component of the social security wage base for such tax year.

         5. HEALTH BENEFITS AND INSURANCE. The existing Company-paid life insurance and medical, dental, hospitalization and disability benefits (which shall include, where applicable, continuation coverage benefits under COBRA) shall be continued at the company's expense through the Consulting Period and the Non-compete Period (as defined below).

         6. SECURITY SYSTEM. After the Tranche A Second Closing, the Company will no longer maintain the security system installed for Phillips during his tenure as Chief Executive Officer of the Company. If owned by the Company, the Company will transfer such system to Phillips.




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         7. STOCK OPTIONS. In consideration for the severance benefits and the grant of new stock options provided herein, Phillips shall surrender and forfeit any outstanding stock options for Company common stock granted prior to the Separation Date, including the option for 1,056,000 shares at the $2.688 per share exercise price. Upon the termination of Phillips' employment on the Separation Date, the Company shall grant Phillips new non-qualified stock options covering 2,000,000 shares of the Company's common stock (the "Options"). The Options will have an exercise price as follows: (i) 1,000,000 shares at the fair market value of the Company's common stock on the Separation Date, and (ii) the remaining 1,000,000 shares at 15% above the fair market value of the Company's common stock on the Separation Date. Fair market value for this purpose shall be the closing price of the Company's common stock on the Separation Date. The Options shall have a term of four (4) years and will expire, to the extent not exercised prior thereto, on the fourth (4th) anniversary of the Separation Date. The vesting of the 2,000,000 shares subject to the Option is as follows: 650,000 shares will vest on the Separation Date; 650,000 shares will vest on December 31, 2001; 500,000 shares will vest on June 1, 2002; and 200,000 shares will vest on December 31, 2002. The exercise price of the Options vesting on each vesting date will be pro-rata as to exercise prices of the Options (i.e., one-half of the Options vesting on each vesting date shall be at fair market value exercise price and one-half shall be at the fair market value plus 15% exercise price, as aforesaid).

          Additional terms and conditions of the Options shall be established and set forth in a separate stock option agreement consistent with the terms of Phillips' existing non-qualified stock options, to the extent not inconsistent herewith, which Phillips agrees to sign, and shall provide for exercise in whole or in part, proportionate anti-dilution adjustments in the event of any increase or decrease in the number of outstanding shares of common stock resulting from stock splits, share dividends or similar events, and for exercise of the Options by Phillips' estate, heirs or legal representatives in the case of the death or disability of Phillips

         8. LOAN FORGIVENESS. As further consideration for this Agreement, on the Separation Date, the Company shall cancel and forgive the repayment of any disbursed principal and accrued interest under the line of credit established for Phillips pursuant to Section 7(h) of his Employment Agreement, and Phillips shall be released from any and all liability thereon, and shall have no further obligation with respect thereto. The 13,519 shares of common stock currently beneficially owned by Phillips shall no longer serve as collateral or security for such line of credit, nor shall the Options granted herein, or any stock issuable upon exercise thereof, constitute collateral for the line of credit. The parties further acknowledge that the line of credit shall be cancelled on the Separation Date.

         9. OTHER COMPENSATION OR BENEFITS. Phillips acknowledges that, except as expressly provided in this Agreement, he shall not receive any additional compensation, severance or benefits after the Separation Date.

         10. PROFESSIONAL ADVISOR FEES. The Company shall pay Phillips' attorneys' fees at standard hourly rates and any financial counseling fees incurred in connection with his separation of service, and the negotiation of this Agreement, in an amount not to exceed $25,000. Phillips shall provide the Company with a copy of the bill from his advisors.



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         11. DIRECTORS AND OFFICERS INSURANCE AND INDEMNITY. The Company shall continue to provide coverage for Phillips under the existing directors and officers insurance policy under the terms of such policy, or provide equivalent coverage if a new policy is obtained. All indemnification or contribution agreements of the Company applicable to officers and directors of the Company shall continue to apply to Phillips as a former officer or director in accordance with the terms of such agreements.

         12. PRESS RELEASE. Subject to the Company's obligations to provide all required or appropriate disclosures to governmental and regulatory agencies, the parties shall use reasonable efforts to agree upon the content of a dignified, appropriate, mutually agreeable press release relating to Phillips' change of responsibilities, title and role with the Company.

         13. RETURN OF COMPANY PROPERTY. On or before the termination of the Consulting Period, Phillips shall return to the Company all tangible Company property in his possession (including, but not limited to, computers, credit cards, entry cards, identification badges and keys), and all confidential, proprietary Company documents ("Confidential Information" ), including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof), other than personal documents of Phillips which do not contain any Confidential Information; provided, however, Phillips may purchase the Company Sony laptop computer and home desktop computer provided for his use at their respective depreciated value and, subject to the provisions of Sections 14 and 18 below, may retain copies of e-mails, presentations and images for his personal use.

         14. PROPRIETARY INFORMATION OBLIGATIONS. Except as appropriate in connection with the performance of Phillips' consulting services hereunder, Phillips shall refrain from any unauthorized use or disclosure of any Confidential Information of the Company and acknowledges his continuing obligations not to use or disclose any Confidential Information of the Company without prior written authorization from a duly authorized representative of the Company.

         15. NONDISPARAGEMENT. Both Phillips and the Company agree not to publicly disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that the foregoing shall not prohibit Phillips or the Company from responding accurately and fully to any question, inquiry or request for information when required by legal process. The Company shall take reasonable steps to inform its officers, directors and members of senior management of the Company's obligations under this section.

         16. ARBITRATION. All claims, disputes and controversies arising out of, relating to, or in connection with Phillips' employment, benefits, consulting services, or this Agreement, or the breach thereof ("Dispute"), shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules of the AAA then in effect. The AAA arbitration shall be conducted in Knoxville, Tennessee, by three AAA arbitrators to be selected by the parties to the



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Dispute. If the parties are not able to agree on the selection of the AAA arbitrators, they shall follow the AAA's arbitrator selection process. In either event, except in the case of a request for injunctive relief under the expedited procedures below, the AAA arbitrators shall be selected no later than thirty days following the filing of Claimant's demand for arbitration.

         In the event of a request for injunctive relief, the parties agree that the AAA shall be entitled to appoint a single arbitrator to provide the parties with a hearing on such claims at the earliest practicable time (within 1 to 3 business days). The parties shall be entitled to submit affidavits in connection with such injunctive relief hearing and, if deemed appropriate by such injunctive relief arbitrator, submit oral testimony at a telephonic hearing. The injunctive relief arbitrator shall endeavor to issue a ruling on injunctive relief requests at the earliest practicable time and such ruling shall remain in effect until the full panel has had an opportunity to hold a hearing on the issue injunctive relief issue or to hold a hearing on the entire dispute (in the event other issues are involved).

          The AAA arbitrators shall make detailed written findings to support their final award and such final award shall be delivered to the parties no later than thirty calendar days following the conclusion of the Hearing. Judgment upon the final arbitration award may be entered in any court having jurisdiction. The prevailing party in any Dispute between the parties shall be entitled to an award of attorneys fees against the other party.

           The parties' obligations under Sections 4, 5, 7, 11, 13, 14, 15, 16, 18, 19 and 20 of this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Phillips or the Company, as the case may be, for which there will be no adequate remedy at law; and, in the event of such breach, the Company or Phillips, as the case may be, will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

         17. NO SOLICITATION OF EMPLOYEES, CONSULTANTS, CONTRACTORS OR CUSTOMERS. Phillips agrees that through the Non-Compete Period (defined below), Phillips shall not, either directly or through others, (i) solicit or attempt to solicit any employee of the Company to end their relationship with the Company; or (ii) solicit any consultant, contractor, or customer or prospective customer of the Company to diminish or materially alter its relationship with the Company.

         18. NON-COMPETE PROVISION. Phillips agrees that during the Consulting Period and through the later of December 31, 2002 or one year after the cessation of his consulting relationship with the Company (the "Non-Compete Period"), except as provided below, Phillips will not compete with, or provide services (whether as employee, consultant or other capacity) to any Competing Business (as defined below) with the Business (as defined below) of the Company or its subsidiaries within any state, province, or similar political unit in which the Company or any of its subsidiaries has conducted business or provides or solicits products or services. The parties acknowledge that the Company provides or solicits products and services, and has or solicits employees, consultants, contractors and customers, through the Internet and wireless technology, and that the geographic scope of this provision is therefore co-extensive with the geographic scope of the Company's business through the Internet and wireless technology. The parties agree that the geographic scope of


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the noncompete is reasonable in light of the geographically broad scope of doing business through the Internet and wireless technology.

        As used herein, the term "Business" of the Company and its subsidiaries shall have the meaning set forth on Exhibit A attached hereto and incorporated herein. The term "Competing Business" shall mean any person or entity which provides similar products or services in competition with the Business of the Company. The parties understand that the scope and nature of the Company's business, products or services may change as the Company develops. The parties agree that the scope of this provision will change to cover any changes in the Company's business, products or services, during the Consulting Period, but only to the extent that Phillips is directly or materially involved in such changes. Notwithstanding the foregoing, it is acknowledged and agreed that this provision shall not prohibit Phillips from seeking or obtaining employment with any division or subsidiary of a Competing Business, which division or subsidiary is not in competition with the Business of the Company provided (i) Phillips is not employed by, provides services to or in connection with, or is involved, whether directly or indirectly, with the business or activities of any division or subsidiary of any such Competing Business which is in competition with the Business of the Company, and (ii) nothing in the foregoing clause (i) shall relieve Phillips of his obligations with respect to non-disclosure or use of Confidential Information under Section 14 hereof.

         19. PROHIBITION ON HIRING. Phillips shall not hire any Company employees prior to the expiration of the Non-Compete Period, except that he may hire (i) Ed Lewis or, after the Consulting Period, his assistant, Michelle Wood,
(ii) other employees following six months after the termination of employment of any such employee, and (iii) any terminated or former employees (subject to the general non-solicitation provision above) upon request to the Board of Directors, approval of which request shall not be unreasonably withheld.

         20. RELEASE. Except for claims arising out of or related to the Company's obligations under this Agreement, including Phillips' rights to indemnification and contribution related to his service as an officer or director of the Company, or as otherwise set forth in this Agreement, Phillips hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to or in any way connected with Phillips employment with the Company, the termination of Phillips' Employment Agreement, or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.





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         PHILLIPS ACKNOWLEDGES THAT HE IS KNOWINGLY AND VOLUNTARILY WAIVING AND
RELEASING ANY RIGHTS HE MAY HAVE UNDER THE ADEA, AS AMENDED. PHILLIPS ALSO ACKNOWLEDGES THAT THE CONSIDERATION GIVEN FOR THE WAIVER AND RELEASE IN THE PRECEDING PARAGRAPH HEREOF IS IN ADDITION TO ANYTHING OF VALUE TO WHICH HE WAS ALREADY ENTITLED. PHILLIPS FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THIS WRITING, AS REQUIRED BY THE ADEA, THAT: (A) HIS WAIVER AND RELEASE DO NOT APPLY TO ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE EXECUTION DATE OF THIS AGREEMENT; (B) HE HAS BEEN ADVISED HEREBY THAT HE SHALL HAVE THE RIGHT TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (C) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT (ALTHOUGH HE NEED NOT TAKE ALL 21 DAYS AND MAY CHOOSE TO VOLUNTARILY EXECUTE THIS AGREEMENT EARLIER); (D) HE HAS SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT BY THE PARTIES TO REVOKE THE AGREEMENT; AND (E) THIS AGREEMENT WILL NOT BE EFFECTIVE UNTIL THE DATE UPON WHICH THE REVOCATION PERIOD HAS EXPIRED (THE "EFFECTIVE DATE"), WHICH WILL BE THE EIGHTH DAY AFTER THIS AGREEMENT IS EXECUTED BY HIM.

         The Company acknowledges and affirms to Philips that the Company has no present knowledge of any claim, demand or cause of action against Phillips arising out of or related to his past or present employment with the Company. The Company further agrees that, in the event the Company shall hereafter assert a claim against Phillips arising out of or related to his past or present employment the foregoing release shall not (i) prevent Phillips from asserting any defense to, or raising any matter in defense of, such claim in any proceeding relating thereto, or (ii) except with respect to claims related to alleged breaches of fiduciary duty as an officer or director of the Company for which Phillips is not, or is determined to be not, entitled to indemnification or contribution by the Company under Delaware law and the Company's officer and director indemnification policies and E & O insurance, be effective with respect to any claims (except for claims under ADEA) asserted by Phillips as a counter-claim in any proceeding relating to any claims brought by the Company.

         21. MISCELLANEOUS. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between Phillips and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement supersedes the Employment Agreement between Phillips and the Company, and all amendments thereto. This Agreement may not be modified or amended except in a writing signed by both Phillips and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both Phillips and the Company, and inure to the benefit of both Phillips and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of Tennessee as applied to contracts made and to be performed entirely within Tennessee without giving effect to its conflicts of laws doctrine. This Agreement may be executed in multiple counterparts, or counterpart signature pages, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument; and may be delivered by one party to the other by delivery of an executed signature page by facsimile.



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                                 SIGNATURE PAGE
                                       to
                SEPARATION OF EMPLOYMENT AND CONSULTING AGREEMENT

INTERNET PICTURES CORPORATION

By: /s/ Donald W. Strickland
   -------------------------------------------------
     Name: Donald W. Strickland
     Title: President and Chief Operating Officer


/s/ James M. Phillips
----------------------------------------------------
James M. Phillips



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                                    EXHIBIT A

As used in the Separation and Consulting Agreement to which this Exhibit A is attached, the term Business of the Company shall mean the provision of immersive images and digital media formatting and infrastructure products and services presently offered by the Company and its subsidiaries. As examples for purposes of clarification, such products and services include:

         1. camera kits and wide angle lenses (having a field of view greater than 120 degrees), for still and/or video capture,

         2. software and services for dewarping and perspectively correcting images taken with wide angle lenses, for still and/or video capture,

         3. software and services for seaming images together taken with wide angle lenses, for still and/or video capture,

         4.       iPIX Video image capture and production services, and


         5. the "Rimfire" system that services eBay, Polaroid, Homestore and other customers.